CONSENT OF INDEPENDENT AUDITORS
  We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated July 8, 2002, in the Registration Statement and related Prospectus of the UBS PaineWebber Equity Trust, Growth Stock Series Twenty Two.
  /s/ ERNST & YOUNG LLP
  New York, New York
  July 30, 2002